Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 29, 2015	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Increased Earnings

for the Fourth Quarter and Year of 2014

WASHINGTON, D.C. and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI), today reported an increase in earnings for the fourth quarter and year of 2014 as compared to same time periods last year. Earnings for the fourth quarter of 2014 were $33.3 million or $0.48 per diluted share as compared to earnings of $19.7 million or $0.39 per diluted share for the fourth quarter of 2013. Earnings for the year of 2014 were $129.9 million or $1.92 per diluted share, an increase from earnings of $85.6 million or $1.70 per diluted share for the year of 2013.

Fourth quarter of 2014 results produced an annualized return on average assets of 1.09% and an annualized return on average equity of 7.88%. For the year of 2014, United’s return on average assets was 1.11% while the return on average equity was 8.13%. United’s annualized returns on average assets and average equity were 0.91% and 7.57%, respectively, for the fourth quarter of 2013 while the returns on average assets and average equity were 1.02% and 8.43%, respectively, for the year of 2013.

“In 2014, United had the most successful year in the company’s long history,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “Before tax earnings increased from $125 million to a record $195 million. Earnings per share increased 13% from $1.70 to $1.92. We outperformed peer profitability with a return on average assets of 1.11% as compared to 0.95% for our peer group. We increased the dividend to shareholders from $1.25 to $1.28 per share, which represented the 41st consecutive year of dividend increases to shareholders. That is a record only one other major banking company in the United States has been able to achieve. Our stock price increased 19% for the year as compared to the NASDAQ Bank Index which increased 3% and the Keefe, Bruyette & Woods (KBW) Bank Index which was flat. Our total return increased 23.8% as compared to increases of 4.9% and 2.4% for the NASDAQ Bank Index and KBW Bank Index, respectively. We successfully executed the largest merger in the company’s history with Virginia Commerce Bancorp, Inc., headquartered in Arlington, Virginia, which increased total assets from $8.7 billion to a record $12 billion.”

On January 31, 2014, United completed its acquisition of Virginia Commerce Bancorp, Inc. (Virginia Commerce). The results of operations of Virginia Commerce are included in the consolidated results of operations from the date of acquisition. As a result, comparisons for the fourth quarter and year of 2014 to the fourth quarter and year of 2013 are impacted by increased levels of average balances, income, and expense due to the acquisition. At consummation, Virginia Commerce had assets of approximately $2.8 billion, loans of $2.1 billion, and deposits of $2.0 billion.

United Bankshares, Inc. Announces…

January 29, 2015

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The results for the fourth quarter and year of 2014 included noncash, before-tax, other-than-temporary impairment charges of $704 thousand and $6.5 million, respectively, on certain investment securities. The results for the fourth quarter and year of 2013 included noncash, before-tax, other-than-temporary impairment charges of $6.4 million and $7.3 million, respectively, on certain investment securities. Also included in the results for the fourth quarter and year of 2014 was a penalty of $2.0 million to prepay a Federal Home Loan Bank (FHLB) advance with a high interest rate. As previously reported, United sold a former branch building during the first quarter of 2014 which resulted in a before-tax gain of $9.0 million. In addition, the results for the year of 2014 included merger related expenses and charges of $5.3 million as compared to $2.0 million for the year of 2013.

Tax-equivalent net interest income for the fourth quarter of 2014 was $102.1 million, an increase of $31.4 million or 44% from the fourth quarter of 2013. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Virginia Commerce acquisition. Average earning assets increased $3.1 billion or 40% from the fourth quarter of 2013. Average net loans increased $2.4 billion or 37% for the fourth quarter of 2014 while average investment securities and average short-term investments increased $464.4 million or 55% and $203.6 million or 84%, respectively. In addition, the average yield on earning assets increased 9 basis points while the average cost of funds declined 3 basis points from the fourth quarter of 2013. The net interest margin for the fourth quarter of 2014 was 3.77%, which was an increase of 11 basis points from a net interest margin of 3.66% for the fourth quarter of 2013.

Tax-equivalent net interest income for the year of 2014 was $382.0 million, an increase of $106.2 million or 38% from the year of 2013. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Virginia Commerce acquisition. Average earning assets increased $2.8 billion or 37% from the year of 2013. Average net loans increased $2.2 billion or 34% for the year of 2014 while average investment securities and average short-term investments increased $482.4 million or 61% and $145.2 million or 62%, respectively. In addition, the average cost of funds declined 9 basis points from the year of 2013. Partially offsetting the increases to tax-equivalent net interest income for the year of 2014 was a decline of 4 basis points in the average yield on earning assets as compared to the year of 2013. The net interest margin for the year of 2014 was 3.71%, which was an increase of 3 basis points from a net interest margin of 3.68% for the year of 2013.

On a linked-quarter basis, United’s tax-equivalent net interest income for the fourth quarter of 2014 increased $4.6 million or 5% due mainly to increases in average earning assets and the average yield on those average earning assets. Average earning assets increased $175.3 million or 2% during the quarter. Average net loans increased $110.2 million or 1%. Average short-term investments increased $42.3 million or 10% while average investment securities increased $22.8 million or 2% for the quarter. The fourth quarter of 2014 average yield on earning assets increased 12 basis points from the third quarter of 2014 due primarily to interest income of $3.2 million on the repayment of a large acquired loan. Partially offsetting the increases to tax-equivalent net interest income for the fourth quarter of 2014 was an increase of a basis point in the average cost of funds as compared to the third quarter of 2014. The net interest margin of 3.77% for the fourth quarter of 2014 was an increase of 11 basis points from the net interest margin of 3.66% for the third quarter of 2014.

United Bankshares, Inc. Announces…

January 29, 2015

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For the quarters ended December 31, 2014 and 2013, the provision for loan losses was $6.3 million and $4.3 million, respectively, while the provision for the year of 2014 was $21.9 million as compared to $19.3 million for the year of 2013. Net charge-offs were $6.5 million and $20.6 million for the fourth quarter and year of 2014, respectively, as compared to $4.7 million and $19.0 million for the same time periods in 2013. Annualized net charge-offs as a percentage of average loans were 0.28% and 0.24% for the fourth quarter and year of 2014, respectively. United’s most recently reported Federal Reserve peer group’s net charge-offs to average loans percentage was 0.29% for the first nine months of 2014. On a linked-quarter basis, the provision for loan losses for the fourth quarter of 2014 increased $1.6 million while net charge-offs increased $2.5 million from the third quarter of 2014.

Noninterest income for the fourth quarter of 2014 was $19.4 million, which was an increase of $7.5 million from the fourth quarter of 2013. Included in noninterest income for the fourth quarter of 2014 were noncash, before-tax, other-than-temporary impairment charges of $704 thousand on certain investment securities as compared to $6.4 million for the fourth quarter of 2013. In addition, net gains on sales and calls of investment securities were $1.2 million and $934 thousand for the fourth quarter of 2014 and 2013, respectively. Excluding the results of the noncash, other-than-temporary impairment charges as well as the net gains from sales and calls of investment securities, noninterest income for the fourth quarter of 2014 increased $1.6 million or 9% from the fourth quarter of 2013. This increase for the fourth quarter of 2014 was due primarily to an increase of $705 thousand in fees from deposit services as a result of increased debit card and automated teller machine (ATM) usage as a result of the Virginia Commerce merger. Also, fees from bankcard services increased $341 thousand due to an increase in volume and income from bank-owned life insurance policies increased $203 thousand due to an increase in cash surrender values.

Noninterest income for the year of 2014 was $81.0 million, which was an increase of $14.5 million from the year of 2013. Included in noninterest income for the year of 2014 was the previously mentioned net gain of $9.0 million on the sale of bank premises as well as noncash, before-tax, other-than-temporary impairment charges of $6.5 million on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $7.3 million on certain investment securities for the year of 2013. In addition, net gains on sales and calls of investment securities were $3.4 million and $1.5 million for the year of 2014 and 2013, respectively. Excluding the net gain on the sale of bank premises, the noncash, other-than-temporary impairment charges as well as the net gains from sales and calls of investment securities, noninterest income for year of 2014 increased $2.8 million or 4% from the year of 2013. This increase was due mainly to higher fees from deposit services of $2.1 million due to increased debit card and ATM usage, an increase in income from trust and brokerage services of $1.7 million due to increased volume and value of assets under management and a rise in fees from bankcard services of $616 thousand due to higher volume. These increases were partially offset by decreases in mortgage banking income of $695 thousand due to fewer sales in the secondary market and income from bank-owned insurance policies of $488 thousand due to large death benefits in 2013.

United Bankshares, Inc. Announces…

January 29, 2015

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On a linked-quarter basis, noninterest income for the fourth quarter of 2014 increased $3.3 million from the third quarter of 2014. Included in the results for the fourth quarter and third quarter of 2014 were noncash, before-tax, other-than-temporary impairment charges of $704 thousand and $4.7 million, respectively. In addition, the results for the fourth and third quarter of 2014 included net gains on sales and calls of investment securities of $1.2 million and $1.3 million, respectively. Excluding the noncash, other-than-temporary impairment charges as well as the net gains from sales and calls of investment securities, noninterest income decreased $684 thousand or 3% on a linked-quarter basis. This decrease was mainly due to declines in mortgage banking income of $369 thousand due to decreased sales in the secondary market and fees from deposit services of $357 thousand as a result of a decrease in overdraft fees.

Noninterest expense for the fourth quarter of 2014 was $64.0 million, an increase of $16.2 million or 34% from the fourth quarter of 2013 due mainly to the Virginia Commerce merger and the previously mentioned prepayment penalty of $2.0 million on an FHLB advance. Due to the merger, most major categories of noninterest expense showed increases. In particular, employee compensation increased $4.9 million, net occupancy expenses increased $1.6 million, data processing fees increased $874 thousand and equipment expense increased $669 thousand. These increases were due mainly to the additional employees, offices, equipment, and data processing expenses as a result of the Virginia Commerce acquisition. In addition, expense on other real estate owned (OREO) increased $1.5 million from the fourth quarter of 2013 due to declines in the fair values of OREO properties and Federal Deposit Insurance Corporation (FDIC) insurance expense increased $480 thousand due to a higher assessment base as a result of the Virginia Commerce acquisition. Partially offsetting these increases from the fourth quarter of 2013 was a decrease of $570 thousand in employee benefits due to a decline in pension expense.

Noninterest expense for the year of 2014 was $239.8 million, an increase of $47.8 million or 25% from the year of 2013 due mainly to the Virginia Commerce merger. Accordingly, most major categories of noninterest expense showed increases. In particular, employee compensation increased $22.8 million including $3.6 million of merger severance charges, net occupancy expenses increased $6.0 million, data processing fees increased $3.1 million, and equipment expense increased $1.8 million. These increases were due mainly to the additional employees, offices, equipment, and data processing expenses as a result of the Virginia Commerce acquisition. In addition, FDIC insurance expense and OREO expense for the year of 2014 increased $1.4 million and $1.3 million, respectively, from the year of 2013 due to a higher assessment base as a result of the Virginia Commerce acquisition and a decline in the fair values of OREO properties, respectively. Partially offsetting these increases was a decrease of $2.5 million in employee benefits due to a decline in pension expense.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2014 increased $6.3 million or 11% from the third quarter of 2014 due primarily to the previously mentioned prepayment penalty of $2.0 million on an FHLB advance. In addition, the expense associated with the reserve for lending related commitments increased $1.0 million, OREO expense increased $954 thousand due to declines in the fair values of OREO properties and equipment expense increased $671 thousand due to software costs and certain maintenance contracts expensed in the fourth quarter. Also included in noninterest expense for the fourth quarter of 2014 was a donation of $800 thousand to an educational institution.

United Bankshares, Inc. Announces…

January 29, 2015

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United’s asset quality continues to be sound. At December 31, 2014, nonperforming loans were $109.0 million or 1.20% of loans, net of unearned income, as compared to nonperforming loans of $81.1 million or 1.21% of loans, net of unearned income, at December 31, 2013. As of December 31, 2014, the allowance for loan losses was $75.5 million or 0.83% of loans, net of unearned income, as compared to $74.2 million or 1.11% of loans, net of unearned income, at December 31, 2013. The decline in the ratio at December 31, 2014 of the allowance for loan losses as a percentage of loans, net of unearned income, was mainly because United was unable to carry-over Virginia Commerce’s previously established allowance for loan losses as acquired loans are recorded at fair value in accordance with accounting rules. In addition, the allowance for loan losses declined during the year due to lower historical loss rates and specific loan allocations. Total nonperforming assets of $147.7 million, including OREO of $38.8 million at December 31, 2014, represented 1.20% of total assets.

United continues to be well-capitalized based on all regulatory guidelines. United’s estimated risk-based capital ratio is 13.2% at December 31, 2014 while its Tier I capital and leverage ratios are 12.3% and 10.3%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

During the fourth quarter of 2014, United’s Board of Directors declared a cash dividend of $0.32 per share. The 2014 dividend of $1.28 per share represented the 41st consecutive year of dividend increases for United shareholders.

United has consolidated assets of approximately $12.3 billion with 130 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2014 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2014 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, noninterest income excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

United Bankshares, Inc. Announces…

January 29, 2015

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GAAP total non-interest income results are adjusted for other-than-temporary impairment charges (OTTI) on certain investment securities, net gains or losses on the sale of securities and any infrequent noninterest income items. Management believes noninterest income without OTTI charges, net securities gains or losses and infrequent noninterest income items is more indicative of United’s performance because it isolates income that is primarily customer relationship driven and is more indicative of normalized operations. In addition, these items can fluctuate greatly from quarter to quarter and are difficult to predict.

The efficiency ratio used by United focuses on the performance of its core business operations. It is used by management as a measure of operating expense control. In general, the GAAP efficiency ratio is total noninterest expenses as a percentage of net interest income plus total noninterest income as shown on the face of the Consolidated Statements of Income. In United’s calculation of its efficiency ratio, amortization of intangibles, OREO expense and any infrequent noninterest expenses are excluded from total noninterest expenses. Net interest income is increased for the favorable treatment of tax-exempt income and excludes securities gains and losses as well as any infrequent noninterest income items from total noninterest income. Management believes that excluding these items is more indicative of United’s normalized operations and is highly useful in comparing period-to-period core operating performance.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2014	December 31 2013	December 31 2014	December 31 2013
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$113,252	$79,111	$424,858	$312,153
Interest expense	11,166	8,453	42,834	36,313
Net interest income, taxable equivalent (non-GAAP)	102,086	70,658	382,024	275,840
Taxable equivalent adjustment	1,530	1,472	6,316	5,999
Net interest income (GAAP)	100,556	69,186	375,708	269,841
Provision for loan losses	6,309	4,343	21,937	19,267
Noninterest income	19,415	11,905	80,962	66,506
Noninterest expenses	64,024	47,836	239,847	192,036
Income taxes	16,381	9,252	64,998	39,416
Net income	$33,257	$19,660	$129,888	$85,628

PER COMMON SHARE:
Net income:
Basic	$0.48	$0.39	$1.93	$1.70
Diluted	0.48	0.39	1.92	1.70
Cash dividends	$0.32	$0.32	1.28	1.25
Book value			23.90	20.66
Closing market price			$37.45	$31.45
Common shares outstanding:
Actual at period end, net of treasury shares			69,295,859	50,430,267
Weighted average- basic	69,088,844	50,417,452	67,404,254	50,353,452
Weighted average- diluted	69,355,086	50,564,497	67,648,673	50,426,078

FINANCIAL RATIOS:
Return on average assets	1.09%	0.91%	1.11%	1.02%
Return on average shareholders’ equity	7.88%	7.57%	8.13%	8.43%
Average equity to average assets	13.79%	12.01%	13.71%	12.07%
Net interest margin	3.77%	3.66%	3.71%	3.68%

	December 31 2014	December 31 2013	December 31 2012	September 30 2014
PERIOD END BALANCES:
Assets	$12,328,811	$8,735,324	$8,420,013	$12,085,063
Earning assets	10,931,194	7,805,772	7,459,217	10,657,693
Loans, net of unearned income	9,104,652	6,704,583	6,511,416	9,015,903
Loans held for sale	8,680	4,236	17,762	5,773
Investment securities	1,316,040	889,342	729,402	1,307,242
Total deposits	9,045,485	6,621,571	6,752,986	8,753,257
Shareholders’ equity	1,656,160	1,041,732	992,251	1,653,673

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	December 2014	December 2013	September 2014	June 2014	March 2014
Interest & Loan Fees Income (GAAP)	$111,722	$77,639	$106,857	$104,799	$95,164
Tax equivalent adjustment	1,530	1,472	1,572	1,606	1,608

Interest & Fees Income (FTE) (non-GAAP)	113,252	79,111	108,429	106,405	96,772
Interest Expense	11,166	8,453	10,939	10,867	9,862

Net Interest Income (FTE) (non-GAAP)	102,086	70,658	97,490	95,538	86,910

Provision for Loan Losses	6,309	4,343	4,748	6,201	4,679

Non-Interest Income:
Fees from trust & brokerage services	4,433	4,241	4,474	4,641	4,593
Fees from deposit services	10,777	10,072	11,134	10,902	9,559
Bankcard fees and merchant discounts	1,233	892	1,101	1,127	746
Other charges, commissions, and fees	508	461	512	602	427
Income from bank owned life insurance	1,279	1,076	1,325	1,445	1,251
Mortgage banking income	405	262	774	438	259
Net gain on the sale of bank premises	0	0	0	0	8,976
Other non-interest revenue	252	328	251	259	391
Net other-than-temporary impairment losses	(704)	(6,361)	(4,714)	(421)	(639)
Net gains on sales/calls of investment securities	1,232	934	1,309	1	824

Total Non-Interest Income	19,415	11,905	16,166	18,994	26,387

Non-Interest Expense:
Employee compensation	22,097	17,244	22,173	21,546	25,007
Employee benefits	4,890	5,460	4,753	5,190	5,624
Net occupancy	6,447	4,875	6,400	6,514	6,435
Data processing	3,844	2,970	3,785	3,589	3,237
Amortization of intangibles	1,054	450	1,054	1,104	809
OREO expense	2,772	1,306	1,818	1,037	2,113
FDIC expense	2,006	1,526	1,981	2,071	1,507
Prepayment penalty on FHLB advance	1,971	0	0	0	0
Other expenses	18,943	14,005	15,730	16,052	16,294

Total Non-Interest Expense	64,024	47,836	57,694	57,103	61,026

Income Before Income Taxes (FTE) (non-GAAP)	51,168	30,384	51,214	51,228	47,592

Tax equivalent adjustment	1,530	1,472	1,572	1,606	1,608

Income Before Income Taxes (GAAP)	49,638	28,912	49,642	49,622	45,984

Taxes	16,381	9,252	16,382	16,375	15,860

Net Income	$33,257	$19,660	$33,260	$33,247	$30,124

MEMO: Effective Tax Rate	33.00%	32.00%	33.00%	33.00%	34.49%

Note: Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP):

Total Non-Interest Income (GAAP)	$19,415	$11,905	$16,166	$18,994	$26,387
Less: Net gain on the sale of bank premises (GAAP)	0	0	0	0	8,976
Less: Net other-than-temporary impairment losses (GAAP)	(704)	(6,361)	(4,714)	(421)	(639)
Less: Net gains on sales/calls of investment securities (GAAP)	1,232	934	1,309	1	824

Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP)	$18,887	$17,332	$19,571	$19,414	$17,226

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December 2014	December 2013	December 2012	December 2011
Interest & Loan Fees Income (GAAP)	$418,542	$306,154	$323,897	$316,522
Tax equivalent adjustment	6,316	5,999	6,413	6,587

Interest & Fees Income (FTE) (non-GAAP)	424,858	312,153	330,310	323,109
Interest Expense	42,834	36,313	46,190	55,794

Net Interest Income (FTE) (non-GAAP)	382,024	275,840	284,120	267,315

Provision for Loan Losses	21,937	19,267	17,862	17,141

Non-Interest Income:
Fees from trust & brokerage services	18,141	16,447	15,845	13,343
Fees from deposit services	42,372	40,245	41,832	42,110
Bankcard fees and merchant discounts	4,207	3,591	2,996	2,572
Other charges, commissions, and fees	2,049	2,247	2,229	1,849
Income from bank owned life insurance	5,300	5,788	5,039	5,286
Mortgage banking income	1,876	2,571	2,471	952
Net gain on the sale of bank premises	8,976	0	0	0
Other non-interest revenue	1,153	1,426	1,360	1,781
Net other-than-temporary impairment losses	(6,478)	(7,332)	(7,376)	(20,414)
Net gains on sales/calls of investment securities	3,366	1,523	446	1,576

Total Non-Interest Income	80,962	66,506	64,842	49,055

Non-Interest Expense:
Employee compensation	90,823	68,074	71,402	64,611
Employee benefits	20,457	22,970	21,178	17,358
Net occupancy	25,796	19,818	20,428	18,596
Data processing	14,455	11,394	12,532	11,637
Amortization of intangibles	4,021	1,969	2,852	2,429
OREO expense	7,740	6,441	8,556	7,008
FDIC expense	7,565	6,188	6,064	8,468
Prepayment penalty on FHLB advance	1,971	0	0	0
Other expenses	67,019	55,182	60,194	52,159

Total Non-Interest Expense	239,847	192,036	203,206	182,266

Income Before Income Taxes (FTE) (non-GAAP)	201,202	131,043	127,894	116,963

Tax equivalent adjustment	6,316	5,999	6,413	6,587

Income Before Income Taxes (GAAP)	194,886	125,044	121,481	110,376

Taxes	64,998	39,416	38,874	34,766

Net Income	$129,888	$85,628	$82,607	$75,610

MEMO: Effective Tax Rate	33.35%	31.52%	32.00%	31.50%

Note: Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP):

Total Non-Interest Income (GAAP)	$80,962	$66,506	$64,842	$49,055
Less: Net gain on the sale of bank premises (GAAP)	8,976	0	0	0
Less: Net other-than-temporary impairment losses (GAAP)	(6,478)	(7,332)	(7,376)	(20,414)
Less: Net gains on sales/calls of investment securities (GAAP)	3,366	1,523	446	1,576

Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP)	$75,098	$72,315	$71,772	$67,893

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 31	December 31
	2014	2013	December 31	December 31	December 31
	Q-T-D Average	Q-T-D Average	2014	2013	2012

Cash & Cash Equivalents	$603,289	$376,412	$753,064	$416,617	$432,077

Securities Available for Sale	1,170,638	735,626	1,180,386	775,284	625,625
Securities Held to Maturity	39,464	41,902	39,310	40,965	43,467
Other Investment Securities	101,392	69,539	96,344	73,093	60,310

Total Securities	1,311,494	847,067	1,316,040	889,342	729,402

Total Cash and Securities	1,914,783	1,223,479	2,069,104	1,305,959	1,161,479

Loans Held for Sale	4,912	2,586	8,680	4,236	17,762

Commercial Loans	6,902,466	4,867,199	6,923,745	4,926,537	4,726,292
Mortgage Loans	1,792,098	1,461,033	1,806,766	1,460,327	1,490,306
Consumer Loans	385,786	328,015	388,981	326,735	301,182

Gross Loans	9,080,350	6,656,247	9,119,492	6,713,599	6,517,780

Unearned Income	(15,008)	(8,643)	(14,840)	(9,016)	(6,364)

Loans, Net of Unearned Income	9,065,342	6,647,604	9,104,652	6,704,583	6,511,416

Allowance for Loan Losses	(76,133)	(74,689)	(75,529)	(74,198)	(73,901)

Goodwill	709,812	375,559	709,794	375,547	375,583
Other Intangibles	21,792	8,379	21,260	8,138	10,107

Total Intangibles	731,604	383,938	731,054	383,685	385,690

Real Estate Owned	41,778	39,553	38,778	38,182	49,484
Other Assets	454,606	351,867	452,072	372,877	368,083

Total Assets	$12,136,892	$8,574,338	$12,328,811	$8,735,324	$8,420,013

MEMO: Earning Assets	$10,752,045	$7,665,396	$10,931,194	$7,805,772	$7,459,217

Interest-bearing Deposits	$6,323,295	$4,773,397	$6,453,866	$4,747,051	$4,928,575
Noninterest-bearing Deposits	2,533,963	1,849,404	2,591,619	1,874,520	1,824,411

Total Deposits	8,857,258	6,622,801	9,045,485	6,621,571	6,752,986

Short-term Borrowings	425,600	300,688	435,652	430,754	314,962
Long-term Borrowings	1,131,901	573,849	1,105,314	575,697	284,926

Total Borrowings	1,557,501	874,537	1,540,966	1,006,451	599,888

Other Liabilities	48,504	47,252	86,200	65,570	74,888

Total Liabilities	10,463,263	7,544,590	10,672,651	7,693,592	7,427,762

Preferred Equity	—	—	—	—	—
Common Equity	1,673,629	1,029,748	1,656,160	1,041,732	992,251

Total Shareholders’ Equity	1,673,629	1,029,748	1,656,160	1,041,732	992,251

Total Liabilities & Equity	$12,136,892	$8,574,338	$12,328,811	$8,735,324	$8,420,013

MEMO: Interest-bearing Liabilities	$7,880,796	$5,647,934	$7,994,832	$5,753,502	$5,528,463

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
	2014	2013	2014	2014	2014
Quarterly Share Data:

Earnings Per Share:
Basic	$0.48	$0.39	$0.48	$0.48	$0.48
Diluted	$0.48	$0.39	$0.48	$0.48	$0.48

Common Dividend Declared Per Share	$0.32	$0.32	$0.32	$0.32	$0.32

High Common Stock Price	$38.00	$32.71	$33.60	$32.50	$32.08
Low Common Stock Price	$30.39	$28.06	$30.89	$28.19	$28.23

Average Shares Outstanding (Net of Treasury Stock):
Basic	69,088,844	50,417,452	69,044,876	68,956,123	62,434,749
Diluted	69,355,086	50,564,497	69,269,309	69,154,032	62,707,328

Tax Applicable to Security Sales/Calls	$431	$327	$458	$1	$288

Common Dividends	$22,165	$16,140	$22,142	$22,130	$22,085

Dividend Payout Ratio	66.65%	82.10%	66.57%	66.56%	73.31%

		Year Ended
		December 2014	December 2013	December 2012	December 2011
YTD Share Data:

Earnings Per Share:
Basic		$1.93	$1.70	$1.64	$1.62
Diluted		$1.92	$1.70	$1.64	$1.61

Common Dividend Declared Per Share		$1.28	$1.25	$1.24	$1.21

Average Shares Outstanding (Net of Treasury Stock):
Basic		67,404,254	50,353,452	50,265,620	46,803,432
Diluted		67,648,673	50,426,078	50,298,019	46,837,363

Tax Applicable to Security Sales/Calls		$1,178	$533	$156	$552

Common Dividends		$88,522	$62,982	$62,351	$56,827

Dividend Payout Ratio		68.15%	73.55%	75.48%	75.16%

EOP Employees (full-time equivalent)		1,703	1,528	1,529	1,619

	Three Months Ended
	December 2014	December 2013	September 2014	June 2014	March 2014
EOP Share Data:
Book Value Per Share	$23.90	$20.66	$23.90	$23.70	$23.40
Tangible Book Value Per Share (1)	$13.35	$13.05	$13.29	$13.10	$12.78

52-week High Common Stock Price	$38.00	$32.71	$33.60	$32.71	$32.71
Date	12/30/14	11/29/13	09/19/14	11/29/13	11/29/13
52-week Low Common Stock Price	$28.23	$24.46	$28.06	$26.04	$24.46
Date	02/03/14	05/01/13	10/08/13	07/01/13	05/01/13

EOP Shares Outstanding (Net of Treasury Stock):	69,295,859	50,430,267	69,196,992	69,163,254	69,055,157

Note:
(1) Tangible Book Value Per Share:

Total Shareholders’ Equity (GAAP)	$1,656,160	$1,041,732	$1,653,673	$1,639,283	$1,616,123
Less: Total Intangibles	(731,054)	(383,685)	(734,379)	(733,533)	(733,762)

Tangible Equity (non-GAAP)	$925,106	$658,047	$919,294	$905,750	$882,361
÷ EOP Shares Outstanding (Net of Treasury Stock)	69,295,859	50,430,267	69,196,992	69,163,254	69,055,157
Tangible Book Value Per Share (non-GAAP)	$13.35	$13.05	$13.29	$13.10	$12.78

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2014	December 2013	September 2014	June 2014	March 2014
Selected Yields and Net Interest Margin:
Net Loans	4.55%	4.42%	4.43%	4.48%	4.50%
Investment Securities	3.02%	2.70%	2.86%	2.74%	2.59%
Money Market Investments/FFS	0.27%	0.27%	0.24%	0.26%	0.23%
Average Earning Assets Yield	4.19%	4.10%	4.07%	4.11%	4.13%
Interest-bearing Deposits	0.44%	0.51%	0.45%	0.45%	0.46%
Short-term Borrowings	0.21%	0.27%	0.21%	0.23%	0.24%
Long-term Borrowings	1.39%	1.47%	1.31%	1.45%	1.56%
Average Liability Costs	0.56%	0.59%	0.55%	0.56%	0.56%
Net Interest Spread	3.63%	3.51%	3.52%	3.55%	3.57%
Net Interest Margin	3.77%	3.66%	3.66%	3.69%	3.70%

Selected Financial Ratios:
Return on Average Common Equity	7.88%	7.57%	7.96%	8.16%	8.57%
Return on Average Assets	1.09%	0.91%	1.10%	1.13%	1.14%
Efficiency Ratio (non-GAAP) (1)	48.13%	51.85%	46.89%	47.63%	50.85%

Note:
(1) The efficiency ratio used by United reflects certain adjustments from the GAAP based calculation as reconciled below:

Total Non-Interest Expense (GAAP)	$64,024	$47,836	$57,694	$57,103	$61,026
Net Interest Income plus Total Non-Interest Income (GAAP)	119,971	81,091	112,084	112,926	111,689
Efficiency Ratio (GAAP)	53.37%	58.99%	51.47%	50.57%	54.64%

Total Non-Interest Expense (GAAP)	64,024	47,836	57,694	57,103	61,026
Less: Amortization of intangibles (GAAP)	1,054	450	1,054	1,104	809
Less: OREO expense (GAAP)	2,772	1,306	1,818	1,037	2,113
Less: Prepayment penalty on FHLB advance (GAAP)	1,971	0	0	0	0
Less: Merger related expenses and charges (GAAP)	0	455	(72)	211	5,148

Total Non-Interest Expense (non-GAAP)	$58,227	$45,625	$54,894	$54,751	$52,956

Net Interest Income plus Total Non-Interest Income (GAAP)	$119,971	$81,091	$112,084	$112,926	$111,689
Plus: Tax equivalent adjustment (non-GAAP)	1,530	1,472	1,572	1,606	1,608
Less: Net gain on the sale of bank premises (GAAP)	0	0	0	0	8,976
Less: Net other-than-temporary impairment losses (GAAP)	(704)	(6,361)	(4,714)	(421)	(639)
Less: Net gains on sales/calls of investment securities (GAAP)	1,232	934	1,309	1	824

Net Interest Income plus Total Non-Interest Income (non-GAAP)	$120,973	$87,990	$117,061	$114,952	$104,136
Efficiency Ratio (non-GAAP)	48.13%	51.85%	46.89%	47.63%	50.85%

		Year Ended
		December 2014	December 2013	December 2012	December 2011
Selected Yields and Net Interest Margin:
Net Loans		4.49%	4.49%	4.90%	5.18%
Investment Securities		2.81%	2.65%	2.98%	3.61%
Money Market Investments/FFS		0.25%	0.26%	0.27%	0.28%
Average Earning Assets Yield		4.12%	4.16%	4.43%	4.68%
Interest-bearing Deposits		0.45%	0.55%	0.64%	0.82%
Short-term Borrowings		0.22%	0.25%	0.11%	0.06%
Long-term Borrowings		1.42%	2.32%	4.45%	4.79%
Average Liability Costs		0.56%	0.65%	0.82%	1.04%
Net Interest Spread		3.56%	3.51%	3.61%	3.64%
Net Interest Margin		3.71%	3.68%	3.81%	3.87%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Year Ended
	December 2014	December 2013	December 2012	December 2011
Selected Financial Ratios:
Return on Average Common Equity	8.13%	8.43%	8.35%	8.50%
Return on Average Assets	1.11%	1.02%	0.98%	0.97%
Loan / Deposit Ratio	100.65%	101.25%	96.42%	91.37%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.83%	1.11%	1.13%	1.19%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	0.85%	1.14%	1.16%	1.22%
Nonaccrual Loans / Loans, Net of Unearned Income	0.82%	0.92%	1.10%	0.96%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.13%	0.16%	0.28%	0.26%
Non-performing Loans/ Loans, Net of Unearned Income	1.20%	1.21%	1.43%	1.28%
Non-performing Assets/ Total Assets	1.20%	1.37%	1.69%	1.56%
Primary Capital Ratio	13.97%	12.69%	12.57%	12.25%
Shareholders’ Equity Ratio	13.43%	11.93%	11.78%	11.46%
Price / Book Ratio	1.57x	1.52x	1.23x	1.47x
Price / Earnings Ratio	19.50x	18.52x	14.82x	17.51x
Efficiency Ratio (non-GAAP) (2)	48.31%	52.16%	53.68%	51.14%

Notes:
(1) Includes allowance for loan losses and reserve for lending-related commitments.
(2) The efficiency ratio used by United reflects certain adjustments from the GAAP based calculation as reconciled below:

Total Non-Interest Expense (GAAP)	$239,847	$192,036	$203,206	$182,266
Net Interest Income plus Total Non-Interest Income (GAAP)	456,670	336,347	342,549	309,783
Efficiency Ratio (GAAP)	52.52%	57.09%	59.32%	58.84%

Total Non-Interest Expense (GAAP)	239,847	192,036	203,206	182,266
Less: Amortization of intangibles (GAAP)	4,021	1,969	2,852	2,429
Less: OREO expense (GAAP)	7,740	6,441	8,556	7,008
Less: Prepayment penalty on FHLB advance (GAAP)	1,971	0	0	0
Less: Merger related expenses and charges (GAAP)	5,287	2,014	760	1,411

Total Non-Interest Expense (non-GAAP)	$220,828	$181,612	$191,038	$171,418

Net Interest Income plus Total Non-Interest Income (GAAP)	$456,670	$336,347	$342,549	$309,783
Plus: Tax equivalent adjustment (non-GAAP)	6,316	5,999	6,413	6,587
Less: Net gain on the sale of bank premises (GAAP)	8,976	0	0	0
Less: Net other-than-temporary impairment losses (GAAP)	(6,478)	(7,332)	(7,376)	(20,414)
Less: Net gains on sales/calls of investment securities (GAAP)	3,366	1,523	446	1,576

Net Interest Income plus Total Non-Interest Income (non-GAAP)	$457,122	$348,155	$355,892	$335,208
Efficiency Ratio (non-GAAP)	48.31%	52.16%	53.68%	51.14%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	December 2014	December 2013	September 2014	June 2014	March 2014
Asset Quality Data:

EOP Non-Accrual Loans	$75,051	$61,928	$67,715	$55,150	$60,207
EOP 90-Day Past Due Loans	11,675	11,044	16,692	18,417	27,812
EOP Restructured Loans (2)	22,234	8,157	13,502	13,648	8,106

Total EOP Non-performing Loans	$108,960	$81,129	$97,909	$87,215	$96,125

EOP Other Real Estate & Assets Owned	38,778	38,182	42,432	43,232	43,792

Total EOP Non-performing Assets	$147,738	$119,311	$140,341	$130,447	$139,917

	Three Months Ended		Year Ended
	December 2014	December 2013	December 2014	December 2013	December 2012
Allowance for Credit Losses: (1)
Beginning Balance	$77,198	$76,767	$76,341	$75,557	$75,727
Provision for Credit Losses (3)	6,350	4,290	21,312	19,754	17,665

	83,548	81,057	97,653	95,311	93,392
Gross Charge-offs	(8,246)	(5,362)	(25,241)	(21,006)	(20,555)
Recoveries	1,745	646	4,635	2,036	2,720

Net Charge-offs	(6,501)	(4,716)	(20,606)	(18,970)	(17,835)

Ending Balance	$77,047	$76,341	$77,047	$76,341	$75,557

Notes:

(1)	Includes allowance for loan losses and reserve for lending-related commitments.
(2)	Restructured loans with an aggregate balance of $4,194, $820, $827, $844 and $861 at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.
(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.